2016 Third Quarter Conference Call November 1, 2016 Nasdaq: AFH

November 1, 2016 Atlas Financial Holdings, Inc. 2016 Third Quarter Conference Call 2 Statements in this presentation, including the information set forth as to the future financial or operating performance of Atlas Financial Holdings, Inc., American Country Insurance Company, American Service Insurance Company, Gateway Insurance Company and/or Global Insurance Company of New York (collectively, “Atlas”), that are not current or historical factual statements may constitute “forward looking” information within the meaning of securities laws. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Atlas, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. When used in this presentation, such statements may include, among other terms, such words as “may,” “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “estimate” and other similar terminology. These statements reflect current expectations, estimates and projections regarding future events and operating performance and speak only as to the date of this presentation. Readers should not place undue importance on forward looking statements and should not rely upon this information as of any other date. These forward looking statements involve a number of risks and uncertainties. Some of the factors facing Atlas that could cause actual results to differ materially from those expressed in or underlying such forward looking statements include: (i) market fluctuations, changes in interest rates or the need to generate liquidity; (ii) access to capital; (iii) recognition of future tax benefits on realized and unrealized investment losses; (iv) managing expansion effectively; (v) conditions affecting the industries in which we operate; (vi) competition from industry participants; (vii) attracting and retaining independent agents and brokers; (viii) comprehensive industry regulation; (ix) our holding company structure; (x) our ratings with A.M. Best; (xi) new claim and coverage issues; (xii) claims payments and related expenses; (xiii) reinsurance arrangements; (xiv) credit risk; (xv) our ability to retain key personnel; (xvi) our ability to replace or remove management or Directors; (xvii) future sales of common shares; (xviii) public company challenges; and (xix) failure to effectively execute our business plan. The foregoing list of factors is not exhaustive. See also “Risk Factors” listed in the Company’s most recent registration statement filed with the SEC. Many of these issues can affect Atlas’ actual results and could cause the actual results to differ materially from those expressed or implied in any forward looking statements made by, or on behalf of, Atlas. Readers are cautioned that forward looking statements are not guarantees of future performance, and should not place undue reliance on them. In formulating the forward looking statements contained in this presentation, it has been assumed that business and economic conditions affecting Atlas will continue substantially in the ordinary course. These assumptions, although considered reasonable at the time of preparation, may prove to be incorrect. When discussing our business operations, we may use certain terms of art which are not defined under U.S. GAAP. In the event of any unintentional difference between presentation materials and our GAAP results, investors should rely on the financial information in our public filings. Safe Harbor 2

Atlas Key Quarterly Takeaways / Snapshot

- **Earnings per common share** diluted for the third quarter of 2016 was $0.51, compared to $0.32 in the third quarter of 2015.
- In Q3 2016, **Atlas retired 2,538,560 preferred shares** held in connection of the Gateway acquisition. Also, Atlas settled an additional aspect of the Gateway stock purchase agreement relating to deferred tax assets which created **a $1.9 million reduction of underwriting expense** in Q3 2016.
- **Annualized return on equity** ("ROE") was 17.9% in the third quarter 2016 compared to 13.0% in the prior year period.
  - Adjusted to eliminate the impact of the Gateway related items, ROE was 12.8% exceeding P&C Industry ROE by Atlas' target of 500 – 1000 basis points
- Company achieved **improvements in underwriting income, loss ratio, and combined ratio** due to emphasis on underwriting profit.
- **Book value per common share** on September 30, 2016 was $11.81, compared to $10.15 at December 31, 2015 and $9.88.
- **GWP for 2016** to likely be relatively flat year-over-year, with a lessening impact from changing market dynamics (taxis / TNCs) beginning to show signs of abating and other segments remaining strong. Positive growth momentum expected to return in near term.
- **No indicators of new market entry** and Company continues to expect price leadership to optimize return on deployed capital via underwriting.

NASDAQ: AFH	At 9/30/2016	At 12/31/2015
Corporate Headquarters	Elk Grove Village, IL (Chicago suburb)	
Core Target Markets	Taxi / Limo / Livery / Paratransit	
Cash and Investments	$233.4 million	$233.3 million
Total Assets	$407.1 million	$411.3 million
Total Atlas Shareholders' Equity	$146.6 million	$129.6 million
Common Shares Outstanding (includes Restricted Share Units)	12,045,519	12,045,519
Book Value Per Outstanding Common Share	$11.81	$10.15

November 1, 2016 Atlas Financial Holdings, Inc. 2016 Third Quarter Conference Call 3

November 1, 2016 Atlas Financial Holdings, Inc. Third Quarter Conference Call 4 • In-force premium at September 30, 2016 increased 11% to $220.4 million, compared to $199.1 million at September 30, 2015 • Gross written premiums decreased 7.0% to $60.7 million • Decrease was primarily due to a reduction in the Company’s taxi and excess taxi and traditional taxi business - this impact began to abate Q3 Quarterly Premiums Affected by Rate Decisions / Shift in Market Dynamics 2016 Financial Expectations  Emphasis remains on underwriting profit as priority  Gross Written Premiums likely to remain relatively flat year over year until taxi related pressure flattens (expected near term)  Expense ratio is a range of 24.5% to 26.5%  Exceed P&C industry Return on Equity (“ROE”) by 500 – 1,000 bps  P&C Industry average ROE was approximately 8% in the past year based on data from SNL Financial 2016 Q3 Financial and Operating Highlights 4 • Underwriting income increased by 44.8% to $7.1 million • Combined Ratio(1) (“CR”) improved by 4.7 pts. To 83.5% (Includes benefit from Gateway settlement) • 14th consecutive quarter of CR under 95% • 9th straight under 90% • 3rd straight under 85% Pricing Improving Underwriting Performance • Book value per share improved to $11.81, a YoY increase of 19.5% • Annualized return on equity ("ROE") was 17.9% for the quarter ended September 30, 2016 on a GAAP basis • Adjusted to eliminate the impact of the Gateway related items, non-GAAP ROE was 12.8% Book Value / ROE (1) Ratios are computed as a percentage of net premium earned.

November 1, 2016 Atlas Financial Holdings, Inc. 2016 Third Quarter Conference Call 5 Consistent Quarterly Year/Year Margin Improvement Since 2013 U.S. IPO 5 Combined Operating Ratio 63.9% 62.3% 59.2% 58.2% 30.5% 28.4% 27.8% 25.3% 2 0 1 3 2 0 1 4 2 0 1 5 Q 3 2 0 1 6 Loss & LAE Ratio Underwriting Expense Ratio 75% 80% 85% 90% 95% 100% Q1 Q2 Q3 Q4 2013 2014 2015 2016 Three Month Periods Ended Sept. 30, 2016 Sept. 30, 2015 Loss ratio 58.2% 60.0 % Underwriting expense ratio(1) 25.3%(2) 28.2 % Combined Operating Ratio 83.5% 88.2% (1) Included stock based compensation expenses of 0.9 and 1.0 percentage points for the Three Month Periods Ended September 30, 2016 and September 30, 2015, respectively. (2) Included a decrease of 4.4 percentage points related to recovered expenses from acquisitions and stock purchase agreement.

November 1, 2016 Atlas Financial Holdings, Inc. 2016 Third Quarter Conference Call 6 Q3 Premium Analysis Taxi premium down approximately 26% in Q3 year / year  Reduction of taxi related premiums written from the prior year quarter was 31.5% as of Q2 2016 and reduced to 26.4% as of Q3 2016  TNC companies incenting drivers to try their service, many start with “ride share” without Commercial Insurance Excess Taxi renewed lower by 27% or $3.3 million due to the non- renewal of one large fleet owner  This is a business arrangement that renews in the third quarter each year, providing excess coverage above the levels of risk retained by the insured and only a small number of medallion owners qualify for this program. Strong growth from Limo and paratransit  Limo and paratransit still show favorable growth at 6.0% and 14.8% Q3 yr/yr, respectively  Average premium per vehicle increased mid to high single digits from Q3 2015 to Q3 2016 for Limo and Para respectively. Expectations: Loss of taxi business has and will continue to moderate Q4 will have no impact from excess taxi program due to seasonal nature of renewal Commercial drivers who migrated to TNCs will pursue commercial insurance Full year GWP will likely be relatively flat year over year until taxi drop off flattens

November 1, 2016 Atlas Financial Holdings, Inc. 2016 Third Quarter Conference Call 7 Written Premium: Rate Activity 7 -10 -5 0 5 10 15 20 25 Q1 12 Q2 12 Q3 12 Q4 12 Q1 13 Q2 13 Q3 13 Q4 13 Q1 14 Q2 14 Q3 14 Q4 14 Q1 15 Q2 15 Q3 15 Q4 15 Q1 16 Q2 16 Q3 16 Sequential Rate Changes Average ISO Recommendation (for period) Atlas Rate Change (Ave)

November 1, 2016 Atlas Financial Holdings, Inc. 2016 Third Quarter Conference Call 8 Written Premium: In-force 8 At September 30, 2016, in-force premium was $220.9 million and the Company’s gross unearned premium reserve was $117.8 million.

November 1, 2016 Atlas Financial Holdings, Inc. 2016 Third Quarter Conference Call 9 Geographic Diversification 9 9 NY, 35.1% IL, [VALUE] CA, [VALUE] NV, [VALUE] MI, [VALUE] CO, 3.0% OH, 3.0% TX, 2.7% LA, [VALUE] OR, [VALUE] Other, 24.2% NY, 39.7% IL, [VALUE] CA, [VALUE] NV, [VALUE] MI, [VALUE] CO, 2.7% OH, 2.1% TX, 2.1% LA, [VALUE] OR, [VALUE] Other, 23.2% Nationwide market share is estimated at approximately 10%, with proportionate share forecast at 20% Gross premium written by state (in $000) Three Month Periods Ended September 30, 2016 September 30, 2015 New York $21,340 35.1% $25,922 39.7 % California 8,761 14.4% 7,870 12.0 % Louisiana 4,280 7.0% 4,498 6.9 % Pennsylvania 2,068 3.4% 1,126 1.7 % Virginia 1,913 3.1% 2,328 3.6 % Colorado 1,843 3.0% 1,732 2.7 % Ohio 1,838 3.0% 1,403 2.1 % Texas 1,652 2.7% 1,389 2.1 % Michigan 1,293 2.1% 2,976 4.6 % Washington 1,206 2.0% 894 1.4 % Other 14,539 24.2% 15,177 23.2 % Total $60,733 100.0% $65,315 100.0%

November 1, 2016 Atlas Financial Holdings, Inc. 2016 Third Quarter Conference Call 10 Operating Activities: Underwriting (commercial business only: excludes Global Liberty) 10 Current target of 52%. Market conditions continue to show support for mid single digit rate increases (magnitude varies by geography). Note: From Q4 ’15 forward, data is compiled from the newly launched Atlas Xpress (Duck Creek) policy system. The basis for hit ratio now includes additional submission information (not just commercial auto accounts that are quoted) Target of 85% based on current market conditions. Increased use of pricing relativity based on predictive analytics tools are expected to have a positive impact on both ratios.

November 1, 2016 Atlas Financial Holdings, Inc. 2016 Third Quarter Conference Call 11 Operating Activities: Underwriting (commercial business only: excludes Global Liberty) 11 0 2000 4000 6000 8000 0-100 101-200 201-300 301-400 401-500 501-600 601-700 701-800 801-900 901+ Score Group Written Premium Policy Quote 0 200 400 600 800 0-100 101-200 201-300 301-400 401-500 501-600 601-700 701-800 801-900 901+ Score Group Policy Count Policy Quote Positive risk differentiation using predictive analytics

November 1, 2016 Atlas Financial Holdings, Inc. 2016 Third Quarter Conference Call 12 0 1000 2000 3000 4000 5000 6000 7000 8000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec New Vehicles (incls Expiring) Prior Year Operating Activities: Underwriting (commercial business only: excludes Global Liberty) New Business Submissions (Monthly Vehicles Submitted) Vehicles In Force - 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Actual Prior Year Primary gap relates to lost Taxi business Return to growth expected as in force vehicles increase on relative basis

November 1, 2016 Atlas Financial Holdings, Inc. 2016 Third Quarter Conference Call 13 Operating Leverage (Actual through Q3 2016) STATUTORY Version GAAP Version

Financial Highlights 14

November 1, 2016 Atlas Financial Holdings, Inc. 2016 Third Quarter Conference Call 15 15 % Increase -7.0% 39.6% 19.6% 2016 Q3 Financial and Underwriting Results $65.3 $60.7 $50.0 $55.0 $60.0 $65.0 $70.0 $75.0 Q3 2015 Q3 2016 Gross Written Premium $6.1 $8.6 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 Q3 2015 Q3 2016 Income from Operating Activities Before Tax $0.32 $0.51 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 Q3 2015 Q3 2016 Earnings per Common Share Diluted $9.88 $11.81 $8.50 $9.00 $9.50 $10.00 $10.50 $11.00 $11.50 $12.00 Q3 2015 Q3 2016 Book Value per Common Share 57.1% Premium Results GPW decreased by 7.0% to $60.7 million in seasonably highest GPW quarter • Overall premium shifted toward limo / paratransit during period • Excess taxi reduced by 27% Strong Underwriting Results Combined ratio improved by 4.7 percentage points year-over-year to 83.5% (1) Book Value Growth Atlas has increased book value in each of the past 16 quarters • $11.81 at 9/30/2016 compared to $10.15 at 12/31/2015 and $9.88 at 9/30/2015 $ in millions except per share data (1) Q3 2016 included a decrease of 4.4 percentage points to the Combined ratio related to recovered expenses from acquisitions and stock purchase agreement and increase Earnings per Common Share Diluted by $0.15.

November 1, 2016 Atlas Financial Holdings, Inc. 2016 Third Quarter Conference Call 16 Combined Ratio Analysis The table below details the comparisons of each component of the Company's combined ratio for the periods indicated (after accounting for the effect of quota share reinsurance): Loss Ratio 58.2% 60.0% 58.9% 58.6 % Underwriting Expense Ratio: Acquisition cost ratio 11.6% 12.0% 10.3% 12.7 % Other underwriting expense ratio 17.2% 15.2% 15.9% 14.2 % Underwriting expense ratio before expenses related to acquisitions and stock purchase agreements and stock based compensation expenses 28.8% 27.2% 26.2% 26.9 % Expenses (recovered) related to cqui itions and stock purchase agreement ratio (4.4) % — % (1.8) % 1.7 % Share based compensation expense ratio 0.9% 1.0% 0.9% 1.1 % Underwriting expense ratio 25.3% 28.2% 25.3% 29.7 % Total combined ratio 83.5% 88.2% 84.2% 88.3 % Three Month Periods Ended September 30, 2016 September 30, 2015 Nine Month Periods Ended September 30, 2016 September 30, 2015 Within annual stated target of 24.5% to 26.5% of net earned premium

November 1, 2016 Atlas Financial Holdings, Inc. 2016 Third Quarter Conference Call 17 17 Detailed Impact of Changes to Book Value per Common Share Book value per common share of $11.81 increased by $1.66 relative to December 31, 2015 as follows: $1.10 increase related to net income after tax and before items below; $0.05 increase related to the change in net realized investment gains after tax; ($0.02) decrease related to the preferred share dividend liquidation; $0.24 increase related to the change in unrealized gains/losses after tax; $0.10 increase related to share based compensation; and $0.19 increase related to benefit inured from the acquisition of subsidiaries. $1.66 total change from December 31, 2015 book value per common share As of: (in '000s, except for shares and per share data) September 30, 2016 December 31, 2015 Atlas shareholders' equity $ 146,592 $ 129,622 Less: Preferred stock in equity 4,000 6,941 Less: Accumulated dividends on preferred stock 286 460 Common equity $ 142,306 $ 122,221 Participative shares: Common shares outstanding 12,023,295 12,015,888 Restricted stock units (RSUs) 22,224 29,631 Total participative shares 12,045,519 12,045,519 Book value per participative share outstanding $ 11.81 $ 10.15

November 1, 2016 Atlas Financial Holdings, Inc. 2016 Third Quarter Conference Call 18 • Attractive investment leverage • Credit Facility: – $5 million one-year revolver, LIBOR + 2.75% ($2.4 million drawn) – $30 million five-year draw facility, LIBOR + 4.5% ($17.0 million drawn) Acquisitions with adverse development protection ($ in millions) June 30, 2016 December 31, 2015 Cash and Investments $233.4 $233.3 Total Assets $407.0 $411.3 Claim Reserves (Gross of Reinsurance) (1) (2) (3) $100.3 $127.0 Unearned Premiums $117.8 $108.2 Atlas Shareholders’ Equity $146.6 $129.6 18 (1) Atlas’ purchase of American Country and American Service included $10 million limit of adverse development protection (90% quota share after $1 million) based on reserves as of September 30, 2010, which has not been utilized. (2) Gateway Acquisition included $2 million of adverse development protection (3) Recently acquired Global Liberty included $4 million of adverse development protection Strong Balance Sheet with Availability of Capital to Support Growth

Investment Portfolio

Conservative Investment Approach

- Emphasize preservation of capital, market liquidity to support payment of liabilities and diversification of risk
- Investment duration re-positioned to match core commercial auto reserve liabilities (3.3 years)

Investment Portfolio

- As of September 30, 2016, total cash and invested assets were $233.4 million, of which fixed income consisted of 84.7%
- Predominantly corporate and government bonds
- Average S&P rating of AA
- 28.9% AAA
- 84.8% A or better

Investment Portfolio (9/30/2016) [(1)]



Equities 3%
Other Investments 15%
Government 17%
Other Asset Backed 10%
Corporate 27%
Mortgage Backed 28%

Credit ratings of fixed income securities portfolio (in '000s)

As of:	**September 30, 2016**		**December 31, 2015**	
	Amount	**% of Total**	**Amount[1]**	**% of Total**
AAA/Aaa[1]	$ 48,506	28.9 %	$ 44,110	24.0 %
AA/Aa[1]	69,622	41.5 %	83,116	45.2 %
A/A	24,089	14.4 %	28,765	15.7 %
BBB/Baa	24,576	14.7 %	26,512	14.4 %
BB	738	0.4 %	1,270	0.7 %
B	98	0.1 %	—	— %
Total Fixed Income Securities	$ 167,629	100.0 %	$ 183,773	100.0 %

(1) *Investment portfolio is the combination of the portfolios of American Country Insurance Company, American Service Insurance Company, Inc., Gateway Insurance Company, and Global Liberty Insurance Co. of New York*

November 1, 2016 Atlas Financial Holdings, Inc. 2016 Third Quarter Conference Call 19

November 1, 2016 Atlas Financial Holdings, Inc. 2016 Third Quarter Conference Call 20 Outlook for Remainder of 2016 Favorable Outlook • Goal is to maximize ROE potential in the current cycle – Strong operating margins – Efficient and scalable capital structure – Operating leverage 20 Core Goal: Across market cycles, our objective is to exceed industry ROE by 500 to 1,000 bps Achieved in 2015 / Ahead of target through Nine Months Ended September 30, 2016 Remain proactive to changing market dynamics – Mobile app dispatch – More cars carrying people / items – In-vehicle technology Company has implemented measures to manage its operating leverage to match that of its business, with the objective of self-funding – $35 Million Line of credit from Fifth Third Bank – Quota share reinsurance – Quarterly shifting of business from traditional taxi premiums to black car / TNCs – Reduced average vehicles per policy expected due to larger percentage of owner operators – $400 to $450 million in written premium is proportionate share – Continued market share expansion in existing states Emphasis on underwriting margin versus top-line growth

November 1, 2016 Atlas Financial Holdings, Inc. 2016 Third Quarter Conference Call 21 Nasdaq: AFH For Additional Information At the Company: Scott Wollney Chief Executive Officer swollney@atlas-fin.com 847-700-8600 Investor Relations: The Equity Group Inc. Adam Prior Senior Vice President APrior@equityny.com 212-836-9606 21